Exhibit 1.1

[•] Shares

KAMADA LTD.

ORDINARY SHARES, PAR VALUE NIS 1.00 PER SHARE

UNDERWRITING AGREEMENT

[•], 2013

1

[•], 2013

Morgan Stanley & Co. LLC

Jefferies LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Kamada Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•] ordinary shares of the Company, par value NIS 1.00 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] ordinary shares of the Company, par value NIS 1.00 per share (the “Additional Shares”), if and to the extent that you, as managers of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value NIS 1.00 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

2

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person on the Internet. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1.            Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)            (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, will not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

3

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)            The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(e)            The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Israel, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The certificate of incorporation, memorandum and articles of association and other constitutive or organizational documents of the Company comply with the requirements of applicable Israeli law and are in full force and effect.

(f)            Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation and if such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed on Schedule IV hereto, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares in the capital of, or equity or participation interest in, any subsidiary of the Company was issued in violation of preemptive or similar rights of any securityholder of such subsidiary. The bylaws, articles of association or other constitutive or organizational documents of each subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

4

(g)            This Agreement has been duly authorized, executed and delivered by the Company.

(h)            The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)            The outstanding Ordinary Shares prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j)            The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation, memorandum and articles of association or other constitutive or organizational documents of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i) and (iii) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares, (ii) the approval for the listing on the Tel Aviv Stock Exchange (the “TASE”) of the Shares to be issued and sold by the Company, (iii) the approval for the listing of the Shares on the NASDAQ Global Market (“NASDAQ”), (iv) the approval of the Israel Lands Authority (which has heretofore been obtained), (v) the filing of certain notices with the Registrar of Companies of the State of Israel including regarding the change with regards to the Company’s reporting requirements under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”) and the regulations promulgated thereunder, or (vi) the approval of the Ministry of Industry, Trade and Labor of the State of Israel (the “Investment Center”) (which has heretofore been obtained) and the obligation to file certain information following the Closing Date with the Investment Center and with the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel. Subject to the accuracy of the Underwriters’ representations and warranties, and compliance with their obligations under Section 7(b) hereof, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer and sale of the Shares, except that any registration statement or prospectus that will be filed publicly with the Commission in connection with the offering and any sale of the Shares may also be filed on the electronic distribution site of the Israel Securities Authority, known as MAGNA, as may be required by the Israeli Securities Law.

5

(l)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)            The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6

(p)            The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)             There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act (or the equivalent thereof in non-U.S. jurisdictions) with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s)            Neither the Company nor any of its subsidiaries, directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

7

(t)             The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u)            (i) Neither the Company nor any of its subsidiaries, directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)            The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)   For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

8

(w)           The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as (i) are described in the Time of Sale Prospectus, (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (iii) would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material or do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(x)            The Company and its subsidiaries own or possess adequate rights to use all inventions, patents, trademarks, service marks, trade names, trade dress, domain names, goodwill associated with the foregoing, copyrights, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (including all registrations and applications for registration of the foregoing, as applicable) (collectively, “Intellectual Property”) material to the conduct of their respective businesses as currently conducted or as proposed to be conducted and, to the knowledge of the Company, the conduct of their respective businesses as currently conducted and as proposed to be conducted does not and will not infringe, misappropriate or otherwise violate any such rights of others in any material respect. Except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries has received any notice of any claim of infringement, misappropriation or other violation of any Intellectual Property of any third party, or any claim challenging the validity, scope, or enforceability of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ rights therein. Except as disclosed in the Registration Statement, to the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by the Company or any of its subsidiaries in any material respect. All Intellectual Property owned or purported to be owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries and is owned free and clear of all liens, encumbrances, defects or other restrictions, except for liens, encumbrances, defects or other restrictions that would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. All licenses pursuant to which any Intellectual Property is licensed to the Company or its subsidiaries are free and clear of all liens and free of any restrictions or defects that would conflict with the conduct of the business of the Company or any of its subsidiaries, except for restrictions or defects that would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is not aware of any specific facts that would support a finding that any of the issued or granted patents owned by or licensed to the Company is invalid or unenforceable and, to the knowledge of the Company, all such issued or granted patents are valid and enforceable. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any agreement made in settlement of any pending or threatened litigation, which restricts or impairs their respective use of any Intellectual Property, except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken reasonable actions to protect their rights in confidential information and trade secrets and to protect any confidential information provided to them by any other person.

9

(y)            No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in the State of Israel.

(z)            The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally maintained by companies engaged in the same or similar business of a similar size and similarly situated to the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

10

(aa)          The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the Company, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus. Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries (i) to the best of its knowledge is, and at all times has been, in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or such subsidiary (“Applicable Laws”); and (ii) has not received any U.S. Food and Drug Administration (“FDA”) Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws, except in each of cases (i) and (ii) where such noncompliance would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb)          The clinical and pre-clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Time of Sale Prospectus, or the results of which are referred to in the Time of Sale the Prospectus, or that the Company or its subsidiaries has relied or intends to rely on in support of registration of its products or product candidates with any Regulatory Authority (as defined below) as described in the Time of Sale Prospectus, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the FDA and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Time of Sale Prospectus of the results of such studies and tests are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other trials or adverse events not described in the Time of Sale Prospectus the results or occurrence of which call into question the results described or referred to in the Time of Sale Prospectus; neither the Company nor any of its subsidiaries, and, to the Company’s knowledge with respect to the Company’s products and product candidates, its distributors, manufacturers, nor sublicensees, have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any clinical or pre-clinical trials that are described in the Time of Sale Prospectus or the results of which are referred to in the Time of Sale Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s best knowledge, there are no reasonable grounds for the same; except as described in the Time of Sale Prospectus, to the Company’s knowledge with respect to the Company’s products and products candidates, Baxter Healthcare Corporation, the Company’s only material third party distributor, is in compliance with all applicable laws administered or issued by the FDA or any other Regulatory Authority relating to the manufacturing, handling, distribution, pricing approval, annual reporting, registration, record-keeping, adverse event reporting, promotion, sales, packaging, labeling and advertising of drugs and controlled substances (where applicable), except in each case where non-compliance would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

11

(cc)          The Company, its subsidiaries and, to the Company’s knowledge, its distributors, manufacturers and sublicensees has filed with the Regulatory Authorities all required filings, declarations, listings, registrations, reports or submissions with respect to the Company’s product candidates that are described or referred to in the Time of Sale Prospectus, except where the failure to do so, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(dd)         Except as disclosed in the Time of Sale Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

12

(ee)          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)           The Company and each of its subsidiaries have timely filed all Israeli and non-Israeli tax returns required to be filed with any taxing authority through the date of this Agreement or have timely requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and all such returns are true, correct and complete. The Company and each of its subsidiaries have timely paid all taxes required to be paid through the date of this Agreement (except for cases in which the failure to pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except for taxes that are currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company). No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has, had or would reasonably be expected to have (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)         From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(hh)         The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Without derogating from the aforesaid, the Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus under the laws of the State of Israel.

13

(ii)            As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (B) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any free writing prospectus, when considered together with the Time of Sale Prospectus, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(jj)            Based on the Company’s current and projected income, assets and activities, the Company does not expect to be a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes for its current taxable year or in the foreseeable future.

2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[•] a share (the “Purchase Price”).

14

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days (or at least one business day if the purchase date is to be the same as the closing date for the Firm Shares) after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.            Terms of Public Offering. The Company is advised by you that the Underwriters propose to distribute their respective portions of the Shares sold to them as contemplated hereby and in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be sold initially to the public at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

4.            Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2013, or at such other time on the same or such other date, not later than [•], 2013, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2013, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

15

5.            Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date and for the Additional Shares on the applicable Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)             there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date the opinions of Morrison & Foerster LLP, U.S. counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit C hereto.

16

(d)            The Underwriters shall have received on the Closing Date the opinions of Fischer Behar Chen Well Orion & Co., Israeli counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit D hereto.

(e)            The Underwriters shall have received on the Closing Date an opinion of Venable, LLP, intellectual property counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit E hereto.

(f)            The Underwriters shall have received on the Closing Date an opinion of Arnall Golden Gregory LLP, special regulatory counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit F hereto.

(g)            The Underwriters shall have received on the Closing Date such opinions of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated the Closing Date, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(h)            The Underwriters shall have received on the Closing Date such opinions of Gornitzky & Co., Israeli counsel for the Underwriters, dated the Closing Date, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(i)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k)            The Underwriters shall have received, on or prior to the Closing Date, a copy of the approval of the TASE for the listing for trade of the Shares on the TASE.

With respect to Sections 5(c) through 5(h), the Company shall have furnished to such counsels such documents as they reasonably request for the purpose of enabling them to opine upon such matters.

17

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to you, without charge, [•] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

18

(f)             If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)            To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

19

(i)             Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, subject to a maximum of $10,000 (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA, subject to a maximum of $30,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on NASDAQ and the TASE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)             The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

20

(k)            If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with each Underwriter that, without the prior written consent of each Representative on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder; (b) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering; (c) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing; (d) the issuance by the Company of any options pursuant to any employee stock option plan or stock ownership plan in effect on the date hereof and described in the Time of Sale Prospectus; (e) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus; (f) the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares that occurs by operation of law or by order of a court of competent jurisdiction; provided that the Company shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially in the form of this letter prior to such transfer; (g) any option or contract to sell, any agreement containing an option to purchase, any contract to purchase, any voting agreement or granting of a proxy, and the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares in each case in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in the preceding paragraph; or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

21

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7.            Covenants of the Underwriters. (a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)            Each Underwriter severally represents, warrants and covenants that it has not offered or sold and it will not offer or sell any Shares to offerees in Israel, other than to (i) such number of offerees in Israel which together with the offerees in Israel of all other Underwriters does not exceed 34 offerees in Israel (calculated in the manner set forth in 15A(A)(1) of the Israeli Securities Law; and (ii) investors listed in the First Addendum to the Israeli Securities Law (“Institutional Investors” and the “Addendum”); provided further that as a prerequisite to the offer or sale of Shares by the Underwriters to (A) Institutional Investors, each of them shall be required to submit written confirmation to the Underwriters and the Company that such Institutional Investor (a) falls within the scope of the Addendum; and (b) is acquiring the Shares being offered to it for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum or other investors referred to in Section 15A(b) of the Israeli Securities Law and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof; (B) any offeree in Israel that is not an Institutional Investor, that the Company has pre-approved the identity of such offeree. It is hereby agreed by the Company that the pre-approval by the Company of any such offerree shall be deemed to be confirmation by the Company that no approvals under Chapter 5 of Part VI of the Israeli Companies Law, 5759-1999 are required for the offer or sale of Shares to such offeree and that each of the Underwriters may rely upon such deemed confirmation. The Company represents and warrants to each of the Underwriters that, during each of (x) the 12 month period preceding the date Amendment No. 1 to the Registration Statement was filed with the Commission and (y) the 12 month period preceding the date hereof, it has offered or sold securities of the Company to only one offeree in Israel that would be counted towards the number of offerees to whom offers or sales of securities may be made pursuant to the provisions of Section 15A(A)(1) of the Israeli Securities Law.

22

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) the untruth or inaccuracy of the representation and warranty of the Company set forth in Section 7(b) hereof; (ii) in connection with any offers or sales of Shares made pursuant to Section 7(b)(i) hereof, subject to the Underwriters having obtained the Company’s pre-approval of the identity of such offeree as set forth in Section 7(b) hereof, except insofar as such losses, claims, damages or liabilities are caused by any untruth or inaccuracy of the representations and warranties of any Underwriter set forth in Section 7(b)(i) hereof, or non-compliance by any Underwriter of its obligations, under Section 7(b)(i) hereof, and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication used or authorized for use by the Company caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity under paragraph (iii) of Section 8(a) above from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communications.

23

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding; but the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 8(a) or 8(b) unless the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or 8(b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified party, such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying part shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

24

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

25

(f)             The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.            Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the TASE, the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Israel or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, Israel or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

26

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement which, for the purposes of this Section 10, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 9, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

27

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.           Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints [•], located at [•], Attention: [•], as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement. Each of the Company and the Underwriters irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

28

16.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel ; and if to the Company shall be delivered, mailed or sent to 7 Sapir St., Kiryat Weizmann Science Park, P.O Box 4081, Ness Ziona 74140, Israel, Attention: David Tsur, Chief Executive Officer.

17.           Taxes.  All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto (“Taxes”).  If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that each Underwriter would receive the same amount it would have received under this Agreement in the absence of such Taxes.

Very truly yours, KAMADA LTD.

By:
Name:
Title:

Accepted as of the date hereof Morgan Stanley & Co. LLC Jefferies LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. LLC

By:
Name:
Title:

29

By:	Jefferies LLC

By:
Name:
Title:

30

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Jefferies LLC
RBC Capital Markets, LLC
Oppenheimer & Co. Inc.
Chardan Capital Markets, LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.            Preliminary Prospectus issued [date]

2.            [identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.            [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.            [orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

III-1

SCHEDULE IV

SUBSIDIARIES

Subsidiary	Percentage Direct or Indirect Ownership
Bio-Kam Ltd. (Israel)	100% (direct)
Kamada Inc. (Delaware)	100% (direct)
Kamada Assets Ltd. (Israel)	74% (direct)

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[•], 2013

Morgan Stanley & Co. LLC

Jefferies & Company, Inc.

c/o   Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Jefferies & Company, Inc. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) between them, as the representatives (the “Representatives”) of the several Underwriters named in a schedule thereto (the “Underwriters”), and Kamada Ltd., a company organized under the laws of the State of Israel (the “Company”), providing for the public offering (the “Public Offering”) of ordinary shares, par value NIS 1.00 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of Ordinary Shares pursuant to the terms of the Underwriting Agreement, or (b) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, or (c) transfers of Ordinary Shares or any security convertible into Ordinary Shares to the spouse, domestic partner, parent, sibling, child or grandchild (each an “immediate family member”) of the undersigned or to a trust formed for the benefit of the undersigned or of an immediate family member of the undersigned, or (d) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, or by will or intestacy, or (e) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners, members or equityholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, or, if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under or pursuant to Section 16(a) of the Exchange Act or Section 33 of the Israeli Securities Law Regulations (Periodic and Immediate Reports) 5730-1790, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, or (f) the receipt by the undersigned from the Company of Ordinary Shares upon the exercise by the undersigned of options to purchase Ordinary Shares issued pursuant to the Company’s equity incentive plans or warrants (including, in each case, by way of net exercise, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), which plans or warrants are in each case described in the registration statement relating to the Public Offering (the “Registration Statement”); provided that (i) any securities received upon such vesting event or exercise will also be subject to the terms of this letter, and (ii) no filing under or pursuant to Section 16(a) of the Exchange Act or Section 33 of the Israeli Securities Law Regulations (Periodic and Immediate Reports) 5730-1790, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period in connection with such vesting event or exercise, or (g) the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities, or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, or (i) the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares that occurs by operation of law or by order of a court of competent jurisdiction; provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially in the form of this letter prior to such transfer, or (j) any option or contract to sell, any agreement containing an option to purchase, any contract to purchase, any voting agreement or granting of a proxy, and the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares in each case in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement, or (k) the transfer of any of the Company’s outstanding convertible notes to the Company in connection with an issuer tender offer or individually negotiated repurchases of such convertible notes. In addition, the undersigned agrees that, without the prior written consent of each Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

A-1

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Ordinary Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

A-2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earliest of: (i) termination of the Underwriting Agreement prior to the sale of any Ordinary Shares to the Underwriters, (ii) written notification by the Company that they do not intend to proceed with the Public Offering and (iii) September 30, 2013, in the event that the Public Offering has not been completed prior to such date. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)

A-3

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 2013

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Kamada Ltd. (the “Company”) of ordinary shares, par value NIS 1.00 per share (the “Ordinary Shares”), of the Company and the lock-up letter dated ____, 2013 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2013, with respect to ____ Ordinary Shares (the “Shares”).

[Morgan Stanley & Co. LLC/Jefferies LLC] hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective as of _____, 2013; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, [Morgan Stanley & Co. LLC/Jefferies LLC] Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
By:
Name:
Title:

cc: Company

B-1

FORM OF PRESS RELEASE

Kamada Ltd.

[Date]

Kamada Ltd. (the “Company”) announced today that each of Morgan Stanley & Co. LLC and Jefferies LLC, the book-running managers in the Company’s recent public sale of _____ ordinary shares is [waiving][releasing] a lock-up restriction with respect to _____ ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 2013, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2

EXHIBIT C

C-1

EXHIBIT D

D-1

EXHIBIT E

E-1

EXHIBIT F

F-1